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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 3 to Registration Statement No. 333-29581 of Layne Christensen Company on Form S-2 of our report dated March 7, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 1997, and to the use of our report dated March 7, 1997 (July 7, 1997 as to Note 14), appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Layne Christensen Company listed in Item 16B. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP
Kansas City, Missouri
August 6, 1997